Exhibit 99.1

comScore Reports Third Quarter 2011 Results

Third quarter revenue grows 29% year-over-year

Third quarter non-GAAP EPS reaches $0.21 per share

RESTON, VA – November 2, 2011 – comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the third quarter of 2011.

In the third quarter of 2011, comScore achieved record quarterly revenue of $58.8 million, which was an increase of 29% over the third quarter of 2010. GAAP loss before income taxes was ($5.7) million in the third quarter of 2011 and GAAP net loss was ($3.9) million, or ($0.12) per basic and diluted share. Non-GAAP net income in the third quarter of 2011 was $6.9 million or $0.21 per diluted share. Adjusted EBITDA was $10.7 million in the third quarter of 2011, an increase of 3% from adjusted EBITDA of $10.4 million in the third quarter of 2010, and above the high end of our previously announced guidance for the quarter.

Dr. Magid Abraham, comScore’s president and chief executive officer said, “We are pleased to report record revenue in the third quarter and that adjusted EBITDA was above our previously announced guidance range, driven by our focus on execution and prudent cost controls. We saw continued strength from a broad cross section of products and verticals including core products such as Media Metrix 360 and our AdEffx suite. We added 64 net new customers during the quarter, including 11 customers through our AdXpose acquisition. We believe that AdXpose’s contribution to comScore’s product portfolio has been well received in the marketplace. Our international expansion continues its momentum with revenue from outside the United States contributing 27% of revenue in the quarter, resulting in international revenue growth of 77%. Customer satisfaction levels remain high as demonstrated by renewal rates that were above our historical benchmark of 90% or higher on a constant dollar basis, and which reached a record renewal level for the company.”

Third Quarter 2011 Financial and Business Summary

(Dollars in millions, except per share data)

	3Q11	3Q10	Change
Revenue	$58.8	$45.7	28.7%
GAAP Loss Before Income Taxes	$(5.7)	$(3.3)	NM
GAAP Net Loss	$(3.9)	$(2.1)	NM
GAAP EPS	$(0.12)	$(0.07)	NM
Adjusted EBITDA*	$10.7	$10.4	2.9%
Adjusted EBITDA Margin*	18.2%	22.8%	-20.2%
Non-GAAP Net Income*	$6.9	$8.2	-15.9%
Non-GAAP EPS*	$0.21	$0.26	-19.2%
Operating Cash Flow	$(0.9)	$4.2	-121.4%
Free Cash Flow*	$(2.6)	$3.5	-174.3%
Deferred Revenue	$64.4	$59.2	8.8%
Subscription Revenue	$50.3	$38.4	31.0%
Project Revenue	$8.5	$7.3	16.4%
Existing Customer Revenue	$52.6	$40.1	31.2%
New Customer Revenue	$6.2	$5.6	10.7%
International Revenue	$15.8	$8.9	77.5%
Customer Count	1,924	1,682	14.4%

*	A complete reconciliation of GAAP to non-GAAP historical results is set forth in the attachment to this press release.

Financial Outlook

Dr. Abraham concluded, “We remain very positive about our outlook and anticipate full year revenue performance consistent with prior growth expectations. We have also increased our adjusted EBITDA guidance to reflect the additional positive effects of our third quarter. We believe we will be able to continue our momentum into 2012 resulting in strong top line growth and even stronger profitability improvements.”

comScore’s expectations for the fourth quarter of 2011 are outlined in the table below:

GAAP Revenue	$63.1 million to $63.7 million

GAAP (loss) before income taxes	($0.5) million to ($1.1) million

Adjusted EBITDA*	$14.1 million to $14.7 million

Estimated fully-diluted shares	33.6 million

comScore’s expectations for full year 2011 are outlined in the table below:

GAAP Revenue	$232.9 million to $233.5 million

GAAP (loss) before income taxes	($14.8) million to ($15.4) million

Adjusted EBITDA*	$45.8 million to $46.4 million

Estimated fully-diluted shares	33.0 million

*	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.

Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of Adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.

Conference Call Information:

Management will provide commentary on the company’s results in a conference call on Wednesday, November 2, 2011 at 5:00 pm ET.

The conference call and replay can be accessed by telephone and webcast as follows:

Call-in Number: 888-679-8018, Pass code 15614397

(International) 617-213-4845, Pass code 15614397

Replay Number: 888-286-8010, Pass code 84051586

(International) 617-801-6888, Pass code 84051586

Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore

comScore, Inc. (NASDAQ: SCOR) is a global leader in measuring the digital world and preferred source of digital business analytics. For more information, please visit http://www.comscore.com/companyinfo.

Non-GAAP Financial Measures

comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore’s performance, as it excludes non-cash and other charges that many investors believe may obscure comScore’s on-going operating results.

For example, comScore uses non-GAAP revenue and non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of marketable securities, costs from acquisitions and restructurings, the non-cash deferred tax provision, litigation costs, and the purchase accounting impact on acquired deferred revenue. Nexius and Nedstat recorded deferred revenue related to past transactions for which revenue would have been recognized in future periods as revenue recognition criteria were satisfied. Purchase accounting for the acquisition requires comScore to record acquired deferred revenue to its current fair value. As a result, in post-acquisition reporting periods, the Company does not recognize the full amount of this revenue that otherwise would have been recognized by Nexius and Nedstat as independent companies. comScore has and will adjust for the effect of the deferred revenue adjustment in non-GAAP revenue and non-GAAP net income to reflect the full amount of this impact and help investors evaluate the intrinsic profitability of the business. comScore also reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share.

In addition, comScore believes that adjusted EBITDA is a useful measure for investors to use to evaluate its operating performance. Adjusted EBITDA comprises non-GAAP net income further adjusted to exclude the cash tax provision, depreciation, interest income (expense) net, and costs not associated with ongoing operations, such as acquisition and litigation related costs. A reconciliation of comScore’s GAAP results to these non-GAAP measures is included in the financial tables accompanying this release.

The company believes that adjusted EBITDA is an important indicator of the company’s operational strength and the performance of its business because it provides a link between profitability and operating cash flow. Adjusted EBITDA is also widely used by investors and analysts as a supplemental measure to evaluate the overall operating performance of companies in comScore’s industry. comScore’s management also uses adjusted EBITDA extensively as a measure of operating performance because it does not include the impact of items not directly resulting from its core operations. Moreover, the company’s management uses the measure for planning purposes, to allocate resources and to evaluate the effectiveness of the company’s business strategies and management’s performance.

The company believes that excluding certain costs from non-GAAP net income and EPS and from adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings.

comScore’s management also uses free cash flow as a non-GAAP measure of the company’s operating cash flow less cash expenditures for capital spending and acquisition-related costs as a key indicator of the company’s operating cash flow performance net of these expenditures.

Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.

These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. Significant estimates and assumptions are inherent in the analysis and the measurement of certain elements of non-GAAP financial measures such as the impact of purchase accounting on acquired deferred revenue and the amortization of deferred contract costs associated with acquired deferred revenue. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.

Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore’s expectations regarding the continued growth of its customer base; expectations regarding continued financial growth and the effects of cost cutting measures; expectations as to customer renewal rates; expectations regarding the customer reception, impact and financial benefits of certain products, including Media Metrix 360, AdEffx and AdXpose products; the effects of the integration of certain entities acquired by comScore, including AdXpose; expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to growth for the fourth quarter and the full year 2011. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: comScore’s ability to generate strong revenue and margin growth in future periods; comScore’s ability to retain existing large customers and obtain new large customers; risks related to the domestic and global economies and the effects they may have on comScore, its industry or its customers; comScore’s ability to manage its growth, including through acquisitions; comScore’s ability to sell new or additional products and attract new customers; comScore’s ability to sell additional subscription-based products to customers; comScore’s ability to sell additional products and services to existing customers; limitations over comScore’s control of certain variables in financial forecasts such as its stock price and the resulting effect on its tax rates; and the volatility of quarterly results and expectations.

For a detailed discussion of these and other risk factors, please refer to comScore’s Annual Report on Form 10-K for the period ended December 31, 2010 and Quarterly Report on Form 10-Q for the period ended June 30, 2011 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site (http://www.sec.gov).

Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Contact:

Kenneth Tarpey

Chief Financial Officer

comScore, Inc.

(703) 438-2305

ktarpey@comscore.com

comScore, Inc.

Condensed Consolidated Statements of Operations

(dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Revenues	$58,759	$45,703	$169,805	$123,802

Cost of revenues (excludes amortization of intangible assets resulting from acquisitions shown below) (1)	19,560	13,743	56,000	36,480
Selling and marketing (1)	20,330	16,319	58,216	41,929
Research and development (1)	9,219	7,254	25,951	18,389
General and administrative (1)	12,568	10,204	36,863	24,577
Amortization of intangible assets resulting from acquisitions	2,458	1,380	6,886	2,545

Total expenses from operations	64,135	48,900	183,916	123,920

Loss from operations	(5,376)	(3,197)	(14,111)	(118)
Interest and other (expense) income, net	(143)	(37)	(356)	116
Loss from foreign currency	(342)	(83)	(90)	(207)
Gain on sale of marketable securities	211	—	211	—

Loss before income taxes	(5,650)	(3,317)	(14,346)	(209)
Income tax (provision) benefit	1,712	1,182	1,845	(874)

Net loss	$(3,938)	$(2,135)	$(12,501)	$(1,083)

Net loss available to common stockholders per common share:
Basic	$(0.12)	$(0.07)	$(0.39)	$(0.04)
Diluted	$(0.12)	$(0.07)	$(0.39)	$(0.04)

Weighted -average number of shares used in per share calculation - common stock
Basic	32,492,939	31,223,077	31,996,867	30,942,078
Diluted	32,492,939	31,223,077	31,996,867	30,942,078

(1) Amortization of stock-based compensation is included in the line items above as follows:

Cost of revenues	$514	$569	$1,582	$1,045
Selling and marketing	2,291	2,079	6,310	4,335
Research and development	536	699	1,594	1,278
General and administrative	2,069	2,407	6,955	5,257

comScore, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

	September 30, 2011	December 31, 2010
	(unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$33,402	$33,736
Accounts receivable, net of allowances of $787 and $725, respectively	50,405	54,269
Prepaid expenses and other current assets	8,811	8,391
Deferred tax assets	5,763	6,701

Total current assets	98,381	103,097
Long-term investments	—	2,819
Property and equipment, net	29,169	28,637
Other non-current assets	1,082	733
Long-term deferred tax assets	16,359	11,316
Intangible assets, net	45,284	50,260
Goodwill	103,897	86,217

Total assets	$294,172	$283,079

Liabilities and stockholders’ equity

Current Liabilities:
Accounts payable	$8,902	$5,588
Accrued expenses	21,131	15,297
Deferred revenues	63,640	70,611
Deferred rent	982	941
Deferred tax liability	—	132
Capital lease obligations	6,002	4,659

Total current liabilities	100,657	97,228
Deferred rent, long-term	7,835	8,019
Deferred revenue, long-term	736	843
Deferred tax liability, long-term	—	744
Capital lease obligations, long-term	7,053	7,959
Other long-term liabilities	2,054	2,454

Total liabilities	118,335	117,247

Stockholders’ equity:
Common stock	33	32
Additional paid-in capital	239,317	216,895
Accumulated other comprehensive income	2,249	2,166
Accumulated deficit	(65,762)	(53,261)

Total stockholders’ equity	175,837	165,832

Total liabilities and stockholders’ equity	$294,172	$283,079

*	Information derived from the audited Consolidated Financial Statements

comScore, Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Nine Months Ended September 30,
	2011	2010
	(unaudited)
Operating Activities:
Net loss	$(12,501)	$(1,083)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	9,808	5,775
Amortization of intangible assets resulting from acquisitions	6,886	2,545
Provisions for bad debts	116	31
Stock-based compensation	16,441	11,915
Amortization of deferred rent	(647)	(650)
Amortization of bond premium	—	188
Deferred tax (benefit) provision	(3,362)	19
Loss on asset disposal	8	13
Gain on sale of marketable securities	(211)	—

Changes in operating assets and liabilities:
Accounts receivable	4,218	3,154
Prepaid expenses and other current assets	(628)	(360)
Accounts payable, accrued expenses, and other liabilities	6,183	1,224
Deferred revenues	(8,072)	1,694
Deferred rent	520	407

Net cash provided by operating activities	18,759	24,872

Investing activities:
Acquisitions, net of cash acquired	(4,687)	(68,880)
Sales and maturities of investments	2,591	29,964
Purchase of property and equipment	(5,899)	(3,354)

Net cash used in investing activities	(7,995)	(42,270)

Financing activities:
Proceeds from the exercise of common stock options	343	897
Repurchase of common stock	(7,181)	(4,725)
Principal payments on capital lease obligations	(3,879)	(944)
Debt issuance costs	(69)	—

Net cash used in financing activities	(10,786)	(4,772)

Effect of exchange rate changes on cash	(312)	119

Net decrease in cash and cash equivalents	(334)	(22,051)
Cash and cash equivalents at beginning of period	33,736	58,284

Cash and cash equivalents at end of period	$33,402	$36,233

Reconciliation of GAAP revenue to non-GAAP Revenue

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Revenue	$58,759	$45,703	$169,805	$123,802
Purchase accounting impact on acquired deferred revenue	—	1,788	1,600	1,788

Non-GAAP Revenue	$58,759	$47,491	$171,405	$125,590

Reconciliation from Loss before income taxes to Non-GAAP Net Income and Adjusted EBITDA

(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Loss before income taxes	$(5,650)	$(3,317)	$(14,346)	$(209)
Deferred tax benefit (provision)	1,878	1,053	3,362	(19)
Current cash tax benefit (provision)	(166)	129	(1,517)	(855)

Net loss	(3,938)	(2,135)	(12,501)	(1,083)

Purchase accounting impact on acquired deferred revenue	—	1,788	1,600	1,788
Amortization of acquired intangibles	2,458	1,380	6,886	2,545
Stock-based compensation	5,410	5,754	16,441	11,915
Costs related to acquisitions and restructuring	1,771	2,467	2,334	4,442
Costs related to litigation	3,282	—	8,725	—
Gain on sale of marketable securities	(211)	—	(211)	—
Deferred tax (benefit) provision	(1,878)	(1,053)	(3,362)	19

Non-GAAP net income	6,894	8,201	19,912	19,626

Current cash tax (benefit) provision	166	(129)	1,517	855
Depreciation	3,417	2,289	9,808	5,775
Interest Exp (income), net	201	36	431	(74)

Adjusted EBITDA	10,678	10,397	31,668	26,182
Adjusted EBITDA margin (%)	18%	23%	19%	21%

EPS (diluted)	$(0.12)	$(0.07)	$(0.39)	$(0.04)
Non-GAAP EPS (diluted)	$0.21	$0.26	$0.61	$0.62

Weighted -average number of shares used in per share calculation - common stock

GAAP EPS (diluted)	32,492,939	31,223,077	31,996,867	30,942,078
Non-GAAP EPS (diluted)	33,064,702	31,980,091	32,627,500	31,732,948

Reconciliation from GAAP Operating Cash Flow to Free Cash Flow

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Net cash (used in) provided by operating activities	$(933)	$4,181	$18,759	$24,872
Purchase of property and equipment	(1,677)	(730)	(5,899)	(3,354)

Free cash flow	$(2,610)	$3,451	$12,860	$21,518

Reconciliation of GAAP revenue to non-GAAP revenue and reconciliation from Loss before income taxes to Adjusted EBITDA (Guidance)

(dollars in thousands)

Forecasted amounts for the three and twelve months ended December 31, 2011 are based on the mid-points of the range of guidance provided herein

The three and twelve months ended December 31, 2010 reflect reported results

	Three Months Ended December 31,		Full Year December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Revenue	$63,400	$51,197	$233,200	$174,999
Purchase accounting impact on acquired deferred revenue	—	2,100	1,600	3,888

Non-GAAP Revenue	63,400	53,297	234,800	178,887

Loss before income taxes	$(800)	$(1,545)	$(15,100)	$(1,753)
Purchase accounting impact on acquired deferred revenue	—	2,100	1,600	3,888
Amortization of acquired intangibles	2,500	1,989	9,400	4,534
Stock-based compensation	5,200	5,223	21,600	17,774
Costs related to acquisitions and restructuring	300	979	2,600	5,421
Costs related to litigation	3,300	—	12,100	—
Gain on sale of investments	—	—	(210)	—
Depreciation	3,700	2,647	13,500	8,422
Interest (income) expense, net	200	67	600	(7)

Adjusted EBITDA	$14,400	$11,460	$46,090	$38,279

Adjusted EBITDA margin (%)	23%	22%	20%	22%